Exhibit 99.1

Supplemental Business Segment Information and Reconciliation of Non-GAAP Measures (Unaudited)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the U.S. ("GAAP") in this Supplemental Business Segment Information and Reconciliation of Non-GAAP Measures (Unaudited), we provide investors with adjusted operating income and adjusted operating income margin which are non-GAAP financial measures.

We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures, along with other non-GAAP financial measures, are among the primary indicators management uses as a basis for our planning and forecasting of future periods and senior management’s incentive compensation is determined, in part, using certain of these non-GAAP financial measures.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, goodwill or other asset impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation of Non-GAAP Measures (Unaudited)
(In millions of dollars)

	2016					2015					Changes
					Adjusted					Adjusted
		GAAP		Adjusted	Operating		GAAP		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	GAAP	Income	Adjusted	Income	(Loss)	GAAP	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$179.3	$10.0	$—	$10.0	5.6%
ACCO Brands International	59.9	5.6	—	5.6	9.3%
ACCO Brands EMEA	38.9	0.2	—	0.2	0.5%
Corporate	—	(9.3)	0.6	(8.7)
Total	$278.1	$6.5	$0.6	$7.1	2.6%

Q2:
ACCO Brands North America	$295.4	$53.0	$1.1	$54.1	18.3%
ACCO Brands International	73.4	3.1	3.8	6.9	9.4%
ACCO Brands EMEA	41.3	1.6	—	1.6	3.9%
Corporate	—	(12.3)	2.8	(9.5)
Total	$410.1	$45.4	$7.7	$53.1	12.9%

Q3:
ACCO Brands North America	$289.1	$49.6	$—	$49.6	17.2%
ACCO Brands International	101.5	15.9	0.8	16.7	16.5%
ACCO Brands EMEA	40.7	2.9	—	2.9	7.1%
Corporate	—	(12.7)	4.4	(8.3)
Total	$431.3	$55.7	$5.2	$60.9	14.1%

Q4:
ACCO Brands North America	$252.3	$40.7	$0.1	$40.8	16.2%
ACCO Brands International	134.4	24.8	2.2	27.0	20.1%
ACCO Brands EMEA	50.9	7.9	—	7.9	15.5%
Corporate	—	(13.7)	2.8	(10.9)
Total	$437.6	$59.7	$5.1	$64.8	14.8%

Full Year:
ACCO Brands North America	$1,016.1	$153.3	$1.2	$154.5	15.2%	$1,025.7	$151.6	$(0.3)	$151.3	14.8%	$(9.6)	(1)%	$3.2	2%	40
ACCO Brands International	369.2	49.4	6.8	56.2	15.2%	285.0	29.1	—	29.1	10.2%	84.2	30%	27.1	93%	500
ACCO Brands EMEA	171.8	12.6	—	12.6	7.3%	199.7	18.0	(0.1)	17.9	9.0%	(27.9)	(14)%	(5.3)	(30)%	(170)
Corporate	—	(48.0)	10.6	(37.4)		—	(35.2)	—	(35.2)		—		(2.2)
Total	$1,557.1	$167.3	$18.6	$185.9	11.9%	$1,510.4	$163.5	$(0.4)	$163.1	10.8%	$46.7	3%	$22.8	14%	110

(A) See "Notes for Supplemental Business Segment Information and Reconciliation of Non-GAAP Measures (Unaudited).

Notes for Supplemental Business Segment Information and Reconciliation of Non-GAAP Measures (Unaudited)

"Adjusted Operating Income" and "Adjusted Operating Income Margin", which are non-GAAP financial measures, exclude restructuring (credits) charges and, for 2016, amortization of the step-up in value of finished goods and transaction and integration expenses associated with the acquisitions of Pelikan Artline and of Esselte Group Holdings AB.